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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust and related Prospectuses and Statement of Additional Information of the Van Kampen Leaders Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4805).


                                            /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP


Chicago, Illinois
January 31, 2006